Exhibit4.7(a)

AEON BIOPHARMA, INC.

FIRST AMENDMENT

TO THE

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This First Amendment to the Third Amended and Restated Investors’ Rights Agreement (this “Amendment”), is made and entered into as of October 2, 2021, by and among AEON Biopharma, Inc. (f/k/a Alphaeon Corporation, the “Company”) and the Investors signatory hereto.

WHEREAS: The Company, the Investors signatory hereto, other Investors and, solely as to Sections 4.2, 4.3, 6.1, and 6.6 and Article 7, Strathspey Crown Holdings Group, LLC (f/k/a Strathspey Crown Holdings, LLC) entered into that certain Third Amended and Restated Investors’ Rights Agreement, dated as of April 19, 2017 (the “Agreement”);

WHEREAS: Pursuant to Section 7.6 of the Agreement, except as otherwise expressly provided within the Agreement, the Agreement may be amended by written agreement of the Company and the Holders (as defined in the Agreement) of at least a majority of the Registrable Securities (as defined in the Agreement) then outstanding (voting on an as-converted basis and giving effect to price-based anti-dilution) (the “Requisite Holders”);

WHEREAS: Pursuant to Section 7.6 of the Agreement, (i) any waiver or amendment of the provisions of Sections 6.1, 6.2 or 6.6 shall require the prior written consent of Longitude Venture Partners II, L.P., (ii) any waiver or amendment of the provisions of Sections 3.5, 3.9, 6.1, 6.2 or 6.6 shall require the prior written consent of Alpha International Investment Ltd., and (iii) any waiver or amendment of the provisions of Section 6.1 shall require the prior written consent of Dental Innovations BVBA;

WHEREAS: Pursuant to Section 4.6 of the Agreement, the rights of first refusal and co-sale established by Section 4 of the Agreement may be amended by written consent of the Major Investors (as defined in the Agreement) then holding a majority of the Registrable Securities (as defined in the Agreement) held by Major Investors (the “Requisite Major Investors”);

WHEREAS: The Company and the Investors signatory hereto constitute the Requisite Holders, the Requisite Major Investors and include each of Longitude Venture Partners II, L.P., Alpha International Investment Ltd. and Dental Innovations BVBA; and

WHEREAS: The parties hereto desire to amend the Agreement as set forth herein.

NOW, THEREFORE: For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree to be bound as follows:

1.Capitalized Terms.  Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Agreement.

2.Amendments.

(a)Section 2.7 of the Agreement is hereby amended and restated in its entirety to read as follows:

“2.7Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Sections 2.2, 2.3 or 2.4 shall terminate as to such Holder:

(a) upon the third anniversary of the closing date of an IPO, and

(b) except as to Alpha, such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares without limitation during a three-month period without registration.”

(b)Section 4.6 of the Agreement is hereby amended and restated in its entirety to read as follows:

“4.6Termination and Waiver of Rights of First Refusal and Co-Sale. The rights of first refusal and co-sale established by this Section 4 shall not apply to, and shall terminate upon the earlier of, (i) the effective date of the registration statement pertaining to an IPO or (ii) a Liquidation Event (as defined in the Restated Certificate). The rights of first refusal and co-sale established by this Section 4 may be amended, or any provision waived with the written consent of Major Investors then holding a majority of the Registrable Securities held by Major Investors.”

(c)Section 6.1(e) of the Agreement is hereby amended to add a new clause (iii) as follows:

“(iii)This Section 6.1(e) shall terminate upon the effective date of the registration statement pertaining to an IPO.”

(d)Section 6.1(f) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(f)Committee Membership. Prior to the effective date of the registration statement pertaining to an IPO, for so long as the Series A Director, Series B Director, and Lender Directors serve on the Board under such designations, each shall have the right to serve on the Company’s Audit Committee, if satisfactorily qualified to serve in the Company’s reasonable discretion, Compensation Committee, and Finance and Operations Committee and may serve on any other committee of the Board upon the mutual agreement of such director and the Chief Executive Officer of the Company or the Chairman of the Board. The Board shall have taken all requisite action at a regular or special meeting of the Board (or by unanimous written consent) to appoint Simone Blank as the Chair of the Audit Committee and Finance and Operations Committee for so long as she remains Chairman of the Board.”

(e)Section 6.2 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Section 6.2.Observer. Until the consummation of an IPO, each of Longitude and Alpha shall be entitled to designate a Board Observer (an “Observer”), who shall be entitled to participate in the meetings of the Board, without voting rights, and to receive all materials provided to the Board; provided, however, that the Company reserves the right to exclude any Observer from access to any material or meeting or portion thereof if the Company determines in good faith, upon advice of counsel, that such exclusion is reasonably necessary (1) to preserve the attorney-client privilege, or (2) to protect highly confidential proprietary information of the Company. Subject to the proviso set out above, the Observers shall be invited and entitled to attend all meetings of the Board and its committees.”

(f)Section 6.5 of the Agreement is hereby deleted in its entirety.

(g)Section 6.8 is hereby added as a new section of the Agreement immediately before Section 7:

“6.8Termination. Notwithstanding any other provision of the Agreement, the rights granted pursuant to this Article 6 shall terminate and be of no further effect upon the effective date of the registration statement pertaining to an IPO.”

(h)Section 7.2 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Section 7.2.Survival. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Holder or Investor and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument. The terms and provisions of Section 5 shall survive any public offering of the Company’s equity securities.”

(i)Section 7.6 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Section 7.6.Amendment and Waiver. Except as otherwise expressly provided within this Agreement, this Agreement may be amended or modified and the obligations of the Company and the rights of the Holders and Investors under this Agreement may be waived only upon the written consent of (i) the Company and (ii) the Holders of at least a majority of the Registrable Securities then outstanding (voting on an as-converted basis and giving effect to the price-based anti-dilution that occurs at any time after the date hereof). Notwithstanding anything contained herein to the contrary, prior to the consummation of an IPO, (i) any waiver or amendment of the provisions of Sections 6.1 or 6.2 with respect to the Series A Director, and Series A-related Designated Director and Observer, or Section 6.6 shall require the prior written consent of Longitude, (ii) any waiver or amendment of the provisions of Sections 3.5, 3.9, 6.1 or 6.2 with respect to the Series B Director, and Series B-related Designated Director and the Observer designated by Alpha, or Section 6.6 shall require the prior written consent of Alpha, and (iii) any waiver or amendment of the provisions of Section 6.1 with respect to the Lender Director, and Lender-related Designated Director designated by Dental Innovations, shall require the prior written consent of Dental Innovations.”

3.Effective Date. This Amendment shall be effective upon the execution hereof by the Company and the Requisite Holders and the Requisite Major Investors, including each of Longitude Venture Partners II, L.P., Alpha International Investment Ltd. and Dental Innovations BVBA.

4.No Further Amendment. Except as expressly amended hereby, the Agreement is in all respects ratified and confirmed and all of the terms and conditions and provisions thereof shall remain in full force and effect. This Amendment is limited precisely as written and, except as set forth in Section 2 of this Amendment, shall not be deemed to be an amendment to any other term or condition of the Agreement or any of the documents referred to therein.  In the event of a conflict between the terms of the Agreement and the terms of this Amendment, the terms of this Amendment shall control.

5.Effect of Amendment.  This Amendment shall form a part of the Agreement for all purposes, and each party thereto and hereto shall be bound hereby. From and after the execution of this Amendment by the parties hereto, any reference in the Agreement to “this Agreement,” “hereof,” “herein,” “hereunder” and words or expressions of similar import shall be deemed a reference to the Agreement as amended hereby.  Upon execution of this Amendment by the Company and the Requisite Holders and the Requisite Major Investors, including each of Longitude Venture Partners II, L.P., Alpha International Investment Ltd. and Dental Innovations BVBA, this Amendment shall be binding on all parties to the Agreement, regardless of whether such party has consented to this Amendment.

6.Governing Law.  This Amendment and any controversy arising out of or relating to this Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

7.Captions.  All articles and section headings or captions contained in this Amendment are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Amendment or the intent of any provision thereof.

8.Severability.    If any provision of this Amendment or application to any party or circumstance shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Amendment or the application of such provision to any other party or circumstances shall not be affected thereby, and each provision shall be valid and shall be enforced to the fullest extent permitted by law.

9.Counterparts; Execution. This Amendment may be executed in counterparts, each of which so executed shall be deemed to be an original, and all of which together shall constitute one instrument. Delivery or acceptance of this Amendment or any portion thereof by facsimile transmission or digitally, or in any electronic fashion or other transmission method (including without limitation, pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com), shall have the same effect as if delivered personally and any such transmission signature, initial or notation, shall have the same effect as if it were an original and shall be binding upon the maker thereof.

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IN WITNESS WHEREOF, each of the undersigned has executed this First Amendment to the Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

COMPANY: AEON BIOPHARMA, INC.
By: /s/ Marc Forth Name: Marc Forth Title: Chief Executive Officer

[Signature Page to First Amendment to the Third Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this First Amendment to the Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

DENTAL INNOVATIONS INVESTMENT A BV (as partial successor in interest to Dental Innovations BVBA)

By: /s/ Frank Laukoetter Name: Frank Laukoetter Title: Managing Director
DENTAL INNOVATIONS APUS INVESTMENT BV (as partial successor in interest to Dental Innovations BVBA) By: /s/ Frank Laukoetter Name: Frank Laukoetter Title: Managing Director

[Signature Page to First Amendment to the Third Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this First Amendment to the Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

LONGITUDE VENTURE PARTNERS II, L.P.

By: Longitude Capital Partners II, LLC Its: General Partner
By: /s/ Juliet Tammenoms Bakker Name: Juliet Tammenoms Bakker Title: Managing Director

[Signature Page to First Amendment to the Third Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this First Amendment to the Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

ALPHA INTERNATIONAL INVESTMENT LTD.

By: /s/ Darren O’Brien Name: Darren O’Brien Title: MD

[Signature Page to First Amendment to the Third Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this First Amendment to the Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

STRATHSPEY CROWN HOLDINGS GROUP, LLC

By: /s/ Vikram Malik Name: Vikram Malik Title: Managing Partner

[Signature Page to First Amendment to the Third Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this First Amendment to the Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

HEALTHCARE VENTURES HOLDINGS LIMITED

By: /s/ Vivian Lee Name: Vivian Lee Title:

[Signature Page to First Amendment to the Third Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this First Amendment to the Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

H&S MANAGEMENT LP

By: /s/ Michael Schulman Name: Michael Schulman Title: Manager

[Signature Page to Waiver of Registration Rights and Notice]

IN WITNESS WHEREOF, each of the undersigned has executed this First Amendment to the Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR

Simone Blank Name of Stockholder (Print exact name)
By: /s/ Simone Blank _______________________________

[Signature Page to First Amendment to the Third Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this First Amendment to the Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR

Jost Fischer Name of Stockholder (Print exact name)
By: /s/ Jost Fischer _______________________________

[Signature Page to Waiver of Registration Rights and Notice]

IN WITNESS WHEREOF, each of the undersigned has executed this First Amendment to the Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR

Robert Grant Name of Stockholder (Print exact name)
By: /s/ Robert Grant _______________________________

[Signature Page to Waiver of Registration Rights and Notice]

IN WITNESS WHEREOF, each of the undersigned has executed this First Amendment to the Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR

Hans Keirstead Name of Stockholder (Print exact name)
By: /s/ Hans Keirstead _______________________________

[Signature Page to Waiver of Registration Rights and Notice]

IN WITNESS WHEREOF, each of the undersigned has executed this First Amendment to the Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR

Vikram Malik Name of Stockholder (Print exact name)
By: /s/ Vikram Malik _______________________________

[Signature Page to Waiver of Registration Rights and Notice]